SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
November 18, 2005
ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-15749 (Commission File Number)	31-1429215 (IRS Employer Identification No.)
17655 WATERVIEW PARKWAY
DALLAS, TEXAS 75252
(Address and Zip Code of Principal Executive Offices)
(972) 348-5100
(Registrant’s Telephone Number, including Area Code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. Entry into a Material Definitive Agreement
On November 4, 2005, Loyalty Management Group Canada Inc. (“Loyalty”), a wholly-owned subsidiary of Alliance Data Systems Corporation, entered into a lease with 592423 Ontario Inc., which became effective on November 18, 2005 (the “Lease”). Under terms of the Lease, Loyalty leased approximately one hundred and seventy-seven thousand (177,000) square feet of a building located at 438 University Avenue, Toronto, Ontario, Canada. The Lease is at market rates and commences in 2007 and expires in 2017. Commencing at some time between October 1, 2011 and March 1, 2013 and expiring in 2017, the parties committed to the lease of one additional floor of the building which is approximately seventeen thousand, seven hundred (17,700) square feet. Loyalty has two successive options to extend the Lease, each for a further five years. It also has a right of first refusal in respect of a maximum of an additional thirty-five thousand, four hundred (35,400) square feet.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation
Date: November 25, 2005	By:	/s/ Edward J. Heffernan

Edward J. Heffernan Executive Vice President and Chief Financial Officer

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